Consent of Independent
                            Certified Public Accounts


Smith-Midland Corporation
Midland, VA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 12, 1999, relating to the consolidated financial statements and schedules of Smith-Midland Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                               /s/ BDO Seidman, LLP
                                               BDO Seidman, LLP


Richmond, VA
August 19, 1999